Imprimis Pharmaceuticals Announces Third Quarter 2018 Results

San Diego, CA – November 13, 2018 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) today reported results for the third quarter 2018.

Third Quarter 2018 and Other Recent Notable Highlights:

●	Revenues increased 66% year-over-year to $10.7 million
●	Ophthalmology revenue increased 81% year-over-year to $8.9 million
●	Gross margin increased to 61% from 48% in the third quarter 2017
●	Second consecutive quarter of positive adjusted EBITDA (a non-GAAP measure) of $424,000
●	Cash balance increased for the second consecutive quarter
●	Terminated At-the-Market (ATM) equity sales agreement due to positive operating position
●	Eton Pharmaceuticals, former Imprimis subsidiary, completes upsized IPO; now trading on NASDAQ under the symbol “ETON”
●	Melt Pharmaceuticals subsidiary files Pre-IND meeting request with FDA; starts two preparatory drug development investigator led studies
●	Two new drug development subsidiaries, Mayfield Pharmaceuticals and Radley Pharmaceuticals, formed and seeded with drug formulations intended to be taken through FDA’s 505(b)(2) development pathway
●	Board of Directors approved plan to change corporate name to Harrow Health, Inc. pending shareholder approval

Mark L. Baum, CEO of Imprimis, commented, “Despite nearly $600,000 in one-time investments for costs incurred by our subsidiary Melt Pharmaceuticals, Inc. and litigation, we continued to deliver positive adjusted earnings. This quarter showed strong performance, including record revenues and gross margins, increasing cash balances and an outlook of continued revenue growth from our core operating business. Importantly, now that we are past the typically weak third calendar quarter, we are seeing our positive momentum continue into the fourth quarter in several critical ways we will comment on during our conference call.”

Baum added, “We’re in the best operational place we’ve been in since the founding of the company in 2011. The initial public offering (IPO) of our former subsidiary, Eton Pharmaceuticals, which now trades on NASDAQ, is only the beginning of what we intend to achieve. Shareholders have embraced our diversification strategy – to build, own and generate potential cash flow through royalties from a diversified portfolio of healthcare businesses. With the success of our operating business, the IPO of Eton, and the key milestones we expect our second spin-out and former subsidiary, Surface Pharmaceuticals, to reach next year, we are optimistic about the potential of our other three subsidiaries, including Melt Pharmaceuticals, and two new businesses formed during the third and fourth quarter, Mayfield Pharmaceuticals and Radley Pharmaceuticals.”

Baum concluded, “To better reflect our direction going forward, our Board of Directors has voted to change our company name to Harrow Health, Inc. A harrow prepares the ground for valuable crops to be planted, grow and create yield. This concept is reflected in practice as we created and produced a better than 230% compound annual growth rate (CAGR) for our core operating business over the past four years, and at the same time, created Eton, Surface, Melt, Mayfield and Radley. Once our name change is approved by our shareholders, everything we own and are developing will be a part of Harrow Health.”

Conference Call and Webcast

The company’s management team will host a conference call and audio-only webcast today at 4:30 p.m. EST (1:30 p.m. PST) to discuss the financial results and recent developments. To participate in the call, please dial (877) 407-8031 for domestic callers or (201) 689-8031 for international callers. To listen to the webcast, please click here or visit the investor relations section of the Imprimis website by clicking here. A dial in replay of the call will be available until December 13, 2018. To access the replay, dial (877) 481-4010 domestically or (919) 882-2331 internationally and reference Replay ID: 40047. The webcast replay will be available until February 13, 2019.

Financial Summary:

Selected highlights regarding operating results for the three months and nine months ended September 30, 2018 and for the same periods in 2017 are as follows (in thousands, except per share data):

	For the three months ended September 30, 2018	For the three months ended September 30, 2017
Total Revenues	$10,739	$6,483
Cost of Sales	(4,191)	(3,403)
Gross Profit	6,548	3,080
Selling, General & Administrative Expenses	(6,964)	(5,781)
Research & Development Expenses	(233)	(63)
Operating Loss	(649)	(2,764)
Other Expense, net	(1,865)	(2,928)
Net Loss	$(2,514)	$(5,692)
Net Loss per Common Share, Basic and Diluted	$(0.12)	$(0.28)

	For the nine months ended September 30, 2018	For the nine months ended September 30, 2017
Total Revenues	$29,988	$19,437
Cost of Sales	(12,419)	(10,048)
Gross Profit	17,569	9,389
Selling, General & Administrative Expenses	(20,231)	(19,077)
Research & Development Expenses	(392)	(324)
Operating Loss	(3,054)	(10,012)
Other Income (Expense), net	(451)	798
Net Loss	$(3,505)	$(9,214)
Net Loss per Common Share, Basic and Diluted	$(0.16)	$(0.47)

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended September 30, 2018 and for the same period in 2017 (in thousands):

	For the three months ended September 30, 2018	For the three months ended September 30, 2017
GAAP Net Loss	$(2,514)	$(5,692)
Stock-based compensation and payments	591	648
Interest expense, net	705	793
Taxes	-	(28)
Depreciation	423	382
Amortization of intangible assets	59	91
Early extinguishment of debt	-	884
Investment loss from Surface and Eton	1,160	1,237
Other Expense, net	-	42
Adjusted E(L)BITDA	$424	$(1,643)

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) owns a diversified portfolio of healthcare businesses, including the nation’s leading ophthalmology pharmaceutical compounding business, ImprimisRx. The company also holds large equity positions in Eton Pharmaceuticals (NASDAQ: ETON), Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals and Radley Pharmaceuticals, companies founded as subsidiaries of Imprimis. The Company also owns royalty rights in certain 505(b)(2) drug candidates being developed by Eton, Surface, Melt, Mayfield and Radley. For more information about Imprimis, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

No Imprimis compounded formulation is FDA-approved. Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations require a prescription for an individually identified patient consistent with federal and state laws.

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Investor Contact

Jon Patton

jpatton@imprimispharma.com

858.704.4587

Media Contact

Deb Holliday

Holliday Communications, Inc.

deb@hollidaycommunications.net

412.877.4519

Source: Imprimis Pharmaceuticals, Inc.